Exhibit 32.1.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Tan Seng Wee, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K/A Amendment Number One of Value Exchange International, Inc. for the fiscal year ended December 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Annual Report on Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of Value Exchange International, Inc.

Date: May 13, 2022

By: /s/ Tan Seng Wee

Name: Tan Seng Wee

Title: Chief Executive Officer and President and Director

(Principal Executive Officer)

I, Au Cheuk Lun, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K/A Amendment Number One of Value Exchange International, Inc. for the fiscal year ended December 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Annual Report on Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of Value Exchange International, Inc.

Date: May 13, 2022

By: /s/ Au Cheuk Lun

Name: Au Cheuk Lun

Title: Chief Financial Officer
(Principal Financial Officer)